Exhibit 4.1

EIGHTH AMENDMENT TO THE

TRANSFER AND SERVICING AGREEMENT

This EIGHTH AMENDMENT TO THE TRANSFER AND SERVICING AGREEMENT, dated as of June 15, 2011 (this “Amendment”) is made among World Financial Network National Bank (“WFN”), as Servicer; WFN Credit Company, LLC (“WFN Credit”), as Transferor, and World Financial Network Credit Card Master Note Trust (the “Issuer”), as Issuer, to the Transfer and Servicing Agreement, dated as of August 1, 2001, among WFN, as Servicer, WFN Credit, as Transferor, and the Issuer, (as amended by the First Amendment to the Transfer and Servicing Agreement, dated as of November 7, 2002, among WFN Credit, WFN, as Servicer and the Issuer, as further amended by the Omnibus Amendment, dated as of March 31, 2003, among WFN, WFN Credit, the Issuer and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., successor to BNY Midwest Trust Company, as Trustee, as further amended by the Third Amendment to the Transfer and Servicing Agreement, dated as of May 19, 2004, among WFN, as Servicer, WFN Credit, as Transferor, and the Issuer, as further amended by the Fourth Amendment to the Transfer and Servicing Agreement, dated as of March 30, 2005, among WFN, as Servicer, WFN Credit, as Transferor, and the Issuer, as further amended by the Fifth Amendment to the Transfer and Servicing Agreement, dated as of June 13, 2007, among WFN, as Servicer, WFN Credit, as Transferor and the Issuer, as further amended by the Sixth Amendment to Transfer and Servicing Agreement, dated as of October 26, 2007, among WFN, as Servicer, WFN Credit, as Transferor, and the Issuer, as further amended by the Seventh Amendment to Transfer and Servicing Agreement, dated June 28, 2010, among WFN, as Servicer, WFN Credit, as Transferor and the Issuer and as further amended from time to time, the “Transfer Agreement”).  Capitalized terms used and not otherwise defined in this Amendment are used as defined in the Transfer Agreement.

WHEREAS, the parties hereto desire to amend the Transfer Agreement as set forth below;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. Amendment to Transfer Agreement.  The Transfer Agreement is hereby amended by adding a new Section 2.11 as follows:

Section 2.11  Enhancement.  The Issuer is hereby authorized and empowered to amend or replace any Enhancement Agreement in accordance with the terms of such Enhancement Agreement.

2. Binding Effect; Ratification. (a) This Amendment shall become effective, as of the date hereof, (i) upon receipt hereof by each of the parties hereto of counterparts duly executed and delivered by each of the parties hereto, and (ii) satisfaction of each of the conditions precedent described in Section 9.1(a) of the Transfer Agreement.

(b)   On and after the execution and delivery hereof, this Amendment shall be a part of the Transfer Agreement and each reference in the Transfer Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Transfer Agreement shall mean and be a reference to the Transfer Agreement as amended hereby.

(c)   Except as expressly amended hereby, the Transfer Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

3. Miscellaneous. (a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)   Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c)   This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

Eighth Amendment to Transfer Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL NETWORK NATIONAL
BANK, as Servicer

By:  /s/ Ronald C. Reed
Name:  Ronald C. Reed
Title:  Treasurer

WFN CREDIT COMPANY, LLC, asTransferor

By:  /s/ Daniel T. Groomes
Name:  Daniel T. Groomes
Title:  President

WORLD FINANCIAL NETWORK CREDIT
CARD MASTER NOTE TRUST, as Issuer

By: U.S. Bank Trust National Association, not in its
individual capacity, but solely as Owner Trustee on
behalf of the Issuer

By:   /s/ Mildred F. Smith
Name:  Mildred F. Smith
Title:  Vice President

Eighth Amendment to Transfer Agreement